CUSTODY AGREEMENT

     AGREEMENT, originally dated as of April 1, 1996, and amended this 31st day of December, 1997, between WILLIAMSBURG INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202 (the "Company"), and THE NORTHERN TRUST COMPANY (the "Custodian"), an Illinois Company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60675.

                             W I T N E S S E T H:

     That for and in consideration of the mutual promises hereinafter set forth, the Company and the Custodian agree as follows:

1.  Definitions.
    -----------

     Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a)The "1940 Act" shall mean the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

     (b) "Administrator" shall mean the person which performs the administration functions for the Company.

     (c) "Authorized Person" shall be deemed to include the Chairman of the Board of Trustees, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Company, duly authorized by the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Company and listed in the certification annexed hereto as Schedule A or such other certification as may be received by the Custodian from time to time.

     (d) "Board of Trustees" shall mean the Board of Trustees of the Company.

     (e) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

     (f)"Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Company by any two Authorized Persons or any two officers thereof.

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

     (g)"Declaration of Trust" shall mean the Declaration of Trust of the Company dated July 18, 1988, as amended.

     (h)"Delegate" of the Company shall mean and include any entity to whom the Board of Trustees has delegated any responsibility pursuant to Section (b) of Rule 17f-5 of the 1940 Act.

     (i) "Depository" shall mean The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

     (j) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase agreements with respect to any of the foregoing types of securities.

     (k) "Oral Instructions" shall mean an oral communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

     (l) "Portfolio" refers to the The Jamestown International Equity Fund or any such other separate and distinct investment portfolio as may from time to time be created and designated by the Company in accordance with the provisions of the Declaration of Trust and which the Company and the Custodian shall have agreed in writing shall be subject to this Agreement pursuant to the provisions of Section 5(b).

     (m)  "Prospectus"  shall  mean  the  Portfolio's   current  prospectus  and
     statement of additional information relating to the registration of the Portfolio's Shares under the Securities Act of 1933, as amended.

     (n) "Rule 17f-5" shall mean Rule 17f-5 under the 1940 Act.

     (o) "Shares" refers to the shares of beneficial interest of the Portfolio.

     (p) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodity interests and investments from time to time owned by the Portfolio.

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

     (q) "Sub-Custodian" shall mean and include (i) any branch of the Custodian,
     (ii) any branch of a "U.S.  bank," as that term is  defined in Rule  17f-5,
     (iii) any "Eligible Foreign Custodian," as that term is defined in Rule 17f-5, having a written contract with the Custodian which has been approved by the Company or a Delegate of the Company in the manner required by Rule 17f-5.

     (r) "Transfer Agent" shall mean the person which performs as the transfer agent, dividend disbursing agent and shareholder servicing agent for the Company.

     (s) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication; however, "Written Instructions" from the Administrator to the Custodian shall mean an electronic communication transmitted by fund accountants, transfer agents and/or their manager(s) (who have been provided an access code by the Administrator) and actually received by the Custodian. Except as otherwise provided in this Agreement, "Written Instructions" may include instructions given on a standing basis.

2.   Appointment of Custodian.
     ------------------------

     (a) The Company hereby constitutes and appoints the Custodian as custodian of all the Securities and monies owned by or in the possession of the Portfolio during the period of this Agreement.

     (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.    Appointment and Removal of Sub-Custodians.
      -----------------------------------------

     (a) The Custodian may appoint one or more Sub-Custodians to act as Depository or Depositories or as sub-custodian or sub-custodians of Securities and moneys at any time owned by the Portfolio, upon terms and conditions as are specified in this Agreement. The Custodian shall oversee the maintenance of any Securities or moneys of the Portfolio by any Sub-Custodian.

     (b) The Company hereby delegates to Custodian the responsibilities set forth in Section 3 with respect to the Portfolio's foreign custody arrangements, except that the Custodian shall not have such responsibility with respect to Securities Depositories and clearing agencies or with respect to custody arrangements in the countries listed on Schedule I, attached hereto, as that Schedule may be amended from time to time. Prior to the Custodian's use of any Securities Depository or clearing agency or use of a

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


     Sub-Custodian in any country listed in Schedule I, the Company must approve such Securities Depository, clearing agency or Sub-Custodian in the manner provided by Rule 17f-5 and provide Custodian with satisfactory evidence of such approval.

     (c)  With  respect  to its  responsibilities  under  this  Section  3,  the
     Custodian hereby warrants to the Company that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Portfolio. The Custodian further warrants that the Portfolio's property maintained with each foreign Sub-Custodian (other than a Securities Depository, clearing agency or Sub-Custodian located in a country listed on Schedule I as that Schedule may be amended from time to time) will be subject to reasonable care, based upon standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including, but not limited to: (i) the Sub-Custodian's practices, procedures and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), method of keeping custodial records, and the security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for assets of the Portfolio; (iii) The Sub-Custodian's general reputation and standing; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, for example, by virtue of the existence of offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

     (d) The contract between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in paragraph
     (c)(2)(i) of Rule 17f-5. Such contract may contain, in lieu of any or all of the provisions specified in Rule 17f-5(c)(2)(i), such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for assets of the Portfolio as the specified provisions, in their entirety.

     (e) The Custodian shall have an established system for monitoring the appropriateness of maintaining the Portfolio's assets with a particular Sub-Custodian and monitoring the written agreement with such Sub-Custodian. If the custodial arrangement with a Sub-Custodian no longer meets the requirements of this Agreement or Rule 17f-5, the Custodian shall promptly take such steps as may be required to withdraw the assets of the Portfolio from such Sub-Custodian and shall notify the Board of Trustees under the reporting requirements contained in Section 3(f) below.

     (f) The Custodian shall provide to the Board of Trustees of the Company a written report at least annually. These reports are intended to facilitate the Board of Trustees in overseeing the Custodian's performance of its delegated responsibilities and shall contain information concerning the placement of the property of the Portfolio with a particular Sub-Custodian. The Custodian will also provide periodic reports concerning any material changes in the custodial arrangements applicable to the Portfolio.

4.   Use of Sub-Custodians.
     ---------------------

     With respect to property of a Portfolio which is maintained by the Custodian in the custody of a Sub-Custodian pursuant to Section 3:

     (a) The Custodian will identify on its books as belonging to the Portfolio any property held by such Sub-Custodian.

     (b) In the event that a Sub-Custodian permits any of the Securities placed in its care to be held in an eligible foreign securities depository, such Sub-Custodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian as a custodian for its customers.

     (c) Any Securities held by a Sub-Custodian will be subject only to the instructions of the Custodian or its agents; and any Securities held in an eligible foreign securities depository for the account of a Sub-Custodian will be subject only to the instructions of such Sub-Custodian.

     (d) The Custodian will only deposit property of the Portfolio in an account with a Sub-Custodian which includes exclusively the assets held by the Custodian for its customers, and will cause such account to be designated by such Sub-Custodian as a special custody account for the exclusive benefit of customers of the Custodian.

     5.  Compensation.
         ------------

     (a) The Portfolio will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule B and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements may include only the items specified in Schedule B and which may be modified by the Custodian if the Company consents in writing to the modification.

     (b) The parties hereto will agree upon the compensation for acting as Custodian for any series hereafter established and designated, and at the time that the Custodian commences serving as such for said series, such agreement shall be reflected in a Fee Schedule for that series, dated and signed by an officer of each party hereto, which shall be attached to Schedule B of this Agreement.

     (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule B of this Agreement a revised Fee Schedule, dated and signed by an officer of each party hereto.

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


     (d) The Custodian will bill the Company for its services to the Portfolio hereunder as soon as practicable after the end of each calendar quarter, and said billings will be detailed in accordance with the Fee Schedule for the Company. The Company will promptly pay to the Custodian the amount of such billing. The Custodian shall have a claim of payment against the property of the Portfolio for any compensation or expense amount owing to the Custodian from time to time under this Agreement.

     (e) The Custodian (not the Company) will be responsible for the payment of the compensation of each Sub-Custodian.

6.    Custody of Cash and Securities
      ------------------------------

     (a) Receipt and Holding of Assets. The Company will deliver or cause to be delivered to the Custodian and the Sub-Custodians all Securities and monies owned by the Portfolio at any time during the period of this Agreement and shall specify the Portfolio to which the Securities and monies are to be specifically allocated. The Custodian will not be responsible for such Securities and monies until actually received by it or by a Sub-Custodian. The Company shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, as to the manner in which and in what amounts Securities, and monies of the Portfolio are to be deposited on behalf of the Portfolio in the Book-Entry System or a Depository; provided, however, that prior to the deposit of Securities of the Portfolio in the Book-Entry System or a Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian or a Sub-Custodian in the Book-Entry System or a Depository. Securities and monies of the Portfolio deposited in the Book-Entry System or a Depository will be deposited in accounts which include only assets held by the Custodian for its customers.

     (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for the Portfolio and shall credit to the separate account all monies received by it or a Sub-Custodian for the account of the Portfolio and shall disburse, or cause a Sub-Custodian to disburse, the same only:

          1. In payment for Securities purchased for the Portfolio, as provided in Section 7 hereof;

          2. In payment of dividends or distributions with respect to the Shares of the Portfolio, as provided in Section 10 hereof;

          3. In payment of original issue or other taxes with respect to the Shares of the Portfolio, as provided in Section 11(c) hereof;

          4. In payment for Shares which have been redeemed by the Portfolio, as provided in Section 11 hereof;

          5. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Portfolio, as provided in Sections 5 and 15(h) hereof;


          6. Pursuant to Written Instructions setting forth the name of the Portfolio and the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made.

     (c) Fail Float. In the event that any payment made for the Portfolio under this Section 6 exceeds the funds available in the Portfolio's account, the Custodian or relevant Sub- Custodian, as the case may be, may, in its discretion, advance the Company on behalf of the Portfolio an amount equal to such excess and such advance shall be deemed an overdraft from the Custodian or such Sub-Custodian to the Portfolio payable on demand, bearing interest at the rate of interest customarily charged by the Custodian or such Sub- Custodian on similar overdrafts.

     (d) Confirmation and Statements. Promptly after the close of business on each business day, the Custodian shall furnish the Company with confirmations and a summary of all transfers to or from the account of the Portfolio during said day. Such summary shall include without limitation, as to property acquired for the Portfolio, the identity of the entity having physical possession of such property. Where securities purchased by the Portfolio are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Depository, the Book-Entry System or a Sub-Custodian, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Portfolio. At least monthly, the Custodian shall furnish the Company with a detailed statement of the Securities and monies held by it and all Sub-Custodians for the Portfolio. In the absence of the filing in writing with the Custodian by the Company of exceptions or objections to any such statement within 120 days after the date that a material defect is reasonably discoverable, the Company shall be deemed to have approved such statement; and in such case or upon written approval of the Company of any such statement the Custodian shall, to the extent permitted by law and provided the Custodian has met the standard of care in
     Section 15 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Company and all persons having any equity interest in the Company were parties.

    (e) Registration of Securities and Physical Separation.  All Securities held
        --------------------------------------------------
    for the

     Portfolio which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian or a Sub-Custodian in that form; all other Securities held for the Portfolio may be registered in the name of the Portfolio, in the name of any duly appointed registered nominee of the Custodian or a Sub-Custodian as the Custodian or such Sub-Custodian may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. The Company reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Company agrees to furnish to the Custodian appropriate instruments to enable the Custodian or any Sub-Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a Depository, any Securities which the Custodian or a Sub-Custodian may hold for the account of the Portfolio and which may from time to time be registered in the name of the Portfolio. The Custodian shall hold all such Securities specifically allocated to the Portfolio which are not held in the Book-Entry System or a Depository in a separate account for the Portfolio, in the name of the Portfolio, physically segregated at all times from those of any other person or persons.

     (f) Segregated Accounts. Upon receipt of a Written Instruction, the Custodian will establish segregated accounts on behalf of the Portfolio to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such Segregated Accounts only as it shall be directed by subsequent Written Instruction.

     (g) Collection of Income and Other Matters Affecting Securities.
         -----------------------------------------------------------
     Unless otherwise instructed to the contrary by a Written Instruction, the Custodian, by itself or through the use of the Book-Entry System or a Depository with respect to Securities therein deposited, shall, or shall instruct the relevant Sub-Custodian to:

               1. Collect all income due or payable with respect to Securities held for the Portfolio in accordance with this Agreement;

               2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

               3.   Surrender   Securities  in  temporary  form  for  definitive
               Securities;

               4.  Execute  any  necessary   declarations   or  certificates  of
               ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

               5. Hold directly, or through the Book-Entry System or a Depository with respect to Securities therein deposited, for the account of the Portfolio all rights and similar Securities issued with respect to any Securities held by the Custodian or relevant Sub-Custodian for the Portfolio.

               If the Custodian or any Sub-Custodian causes the account of the Portfolio to be credited on the payable date for interest, dividends or redemptions, the Portfolio will promptly return to the Custodian any such amount or property so credited upon oral or written notification that neither the custodian nor the relevant Sub-Custodian can collect such amount or property in the ordinary course of business. The Custodian or such Sub-Custodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property beyond its ordinary collection procedures unless it is specifically requested to do so by the Company and indemnified to its satisfaction for any liability, cost or expense arising therefrom.

(h) Delivery of Securities and Evidence of Authority.
    ------------------------------------------------
Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 of this section 6(h) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or a Depository, shall, or shall instruct the relevant Sub-Custodian to:

1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Company as owner of any Securities may be exercised;

2. Deliver or cause to be delivered any Securities held for the Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

3. Deliver or cause to be delivered any Securities held for the Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Portfolio certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of the Portfolio and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company;

5. Deliver Securities upon sale of such Securities for the account of the Portfolio pursuant to Section 7;

6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Portfolio;

7. Deliver Securities owned by the Portfolio to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian or Sub-Custodian, as the case may be;

8. Deliver Securities for delivery in connection with any loans of securities made by the Portfolio but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities;

9. Deliver Securities for delivery as security in connection with any borrowings by the Portfolio requiring a pledge of Portfolio assets, but only against receipt of the amounts borrowed;

10. Deliver Securities to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

11. Deliver Securities owned by the Portfolio for any purpose expressly permitted by and in accordance with procedures described in the Prospectus; and

12. Deliver Securities owned by the Portfolio for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary of the Company, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

(i) Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Portfolio.

(j) The Custodian is hereby authorized to execute any and all application or other documents required by a regulatory agency or similar entity as a condition of making investments in the foreign market under such entity's jurisdiction.

7.   Purchase and Sale of Investments of the Portfolio.
     -------------------------------------------------
(a) Promptly after each purchase of Securities for the Portfolio, the Company shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Written Instruction and (ii) with respect to each purchase of Money Market Securities, either a Written Instruction or Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the Portfolio to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; and 7) the name of the person from whom or the broker through whom the purchase was made, if any. The Custodian or specified Sub-Custodian shall receive the Securities purchased by or for the Portfolio and upon receipt thereof shall pay to the broker or other person designated by the Company out of the monies held for the account of the Portfolio the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instruction.

(b) Promptly after each sale of Securities of the Portfolio, the Company shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each sale of Money Market Securities, either Written Instructions or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the Portfolio to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale;
(5) the sale price per unit; (6) the total amount payable to the Portfolio upon such sale; and (7) the name of the broker through whom or the person to whom the sale was made. The Custodian or relevant Sub-Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Company upon receipt of the total amount payable to the Portfolio upon such sale, provided that the same conforms to the total amount payable to the Portfolio as set forth in such Written or Oral Instruction. Subject to the foregoing, the Custodian or relevant Sub-Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

(c) Notwithstanding (a) and (b) above, cash of the Portfolio may be invested by the Custodian for short term purposes pursuant to standing Written Instructions from the Company.

8.   Investment in Futures and Options
     ---------------------------------
The Custodian shall pursuant to Written Instructions (which may be standing instructions) from an Authorized Person (i) transfer initial margin to a safekeeping bank or, with respect to options, broker; (ii) pay or demand variation margin to or from a designated futures commission merchant or other broker based on daily marking to market calculations and in accordance with accepted industry practices; and (iii) subject to the consent of the Custodian, enter into separate procedural, safekeeping or other agreements with safekeeping banks, futures commission merchants and other brokers pursuant to which such banks and, in the case of options, brokers, will act as custodian for initial margin deposits in transactions involving futures contracts and options. The Custodian shall have no custodial or investment responsibility for any assets transferred to a safekeeping bank, futures commission merchant or broker pursuant to this paragraph.

9.   Lending of Securities.
     ---------------------
If the Portfolio is permitted by the terms of the Declaration of Trust and the Prospectus to lend Securities, then the Board of Trustees may approve a separate written agreement between the Company and the Custodian authorizing the Custodian to lend such Securities. Such agreement may provide for the payment of additional reasonable compensation to the Custodian.

10.  Payment of Dividends or Distributions.
     -------------------------------------
(a) The Company shall furnish to the Custodian the vote of the Board of Trustees or the Dividend Committee thereof, as the case may be, certified by the Secretary of the Company (i) authorizing the declaration of distributions with respect to the Portfolio on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the Portfolio, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

(b) Upon the payment date specified in such vote, Oral Instructions, or Written Instructions, as the case may be, the Custodian shall pay the total amount payable to the Transfer Agent out of the monies specifically allocated to and held for the account of the Portfolio.

11.  Sale and Redemption of Shares of the Porfolio.
     ---------------------------------------------
(a) Whenever the Company shall sell any Shares of the Portfolio, the Company shall deliver or cause to be delivered to the Custodian a Written Instruction duly specifying:

     1. The name of the Portfolio whose Shares were sold;

     2. The number of Shares sold, trade date, and price; and

     3. The amount of money to be received by the Custodian for the sale of such Shares.

The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Shares of the Portfolio and that the information contained therein will be derived from the sales of Shares as reported to the Company by the Transfer Agent.

(b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Portfolio.

(c) Upon issuance of any Shares of the Portfolio in accordance with the foregoing provisions of this Section 11, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

(d) Except as provided hereafter, whenever any Shares of the Portfolio are redeemed, the Company shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions specifying:

     1. The name of the Portfolio whose Shares were redeemed;

     2. The number of Shares redeemed; and

     3. The amount to be paid for the Shares redeemed.

The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Company by the Transfer Agent.

(e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares of the Portfolio being redeemed pursuant to valid instructions as described in the Prospectus, the Custodian shall make payment to the Transfer Agent out of the monies specifically allocated to and held for the account of the Portfolio the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 11.

12.  Indebtedness.
     ------------
(a) The Company will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Company borrows money, using Securities as collateral, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Company against delivery of a stated amount of collateral. The Company shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing: (1) the name of the Portfolio for which the borrowing is to be made;
(2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Company, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Company for the separate account of the Portfolio on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book-Entry System or a Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Prospectus.

(b) Upon receipt of the Written Instruction referred to in paragraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Company from time to time such Securities specifically allocated to the Portfolio as may be specified in Written Instruction to collateralize further any transaction described in this
Section 12. The Company shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Company fails to specify in Written Instruction all of the information required by this Section 12, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

13.  Corporate Action
     ----------------
Whenever the Custodian or any Sub-Custodian (other than a foreign securities depository or clearing agency) receives information concerning Securities held for the Portfolio which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bond issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders ("Corporate Actions"), the Custodian will give the Company notice of such Corporate Actions to the extent that the Custodian's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Custodian will endeavor to obtain Written or Oral Instructions from the Company, but if such Instructions are not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek such Instructions, the Custodian is authorized to sell, or cause a Sub-Custodian to sell, such rights entitlement or fractional interest and to credit the applicable account with the proceeds and to take any other action it deems, in good faith, to be appropriate, in which case, provided it has met the standard of care in Section 15 hereof, it shall be held harmless by the Portfolio for any such action.

The Custodian will deliver proxies to the Company or its designated agent pursuant to special arrangements which may have been agreed to in writing between the parties hereto. Such proxies shall be executed in the appropriate nominee name relating to Securities registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with Written or Oral Instructions from Authorized Persons.

14.  Persons Having Access to the Portfolio.
     --------------------------------------
(a) No officer, director, employee or agent of the Company, or of the Company's investment adviser, or of any sub-investment adviser of the Company, or of the Administrator, shall have physical access to the assets of the Portfolio held by the Custodian or any Sub-Custodian or be authorized or permitted to withdraw any investments of the Portfolio, nor shall the Custodian or any Sub-Custodian deliver any assets of the Portfolio to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Company's investment adviser, with any sub-investment adviser of the Company or with the Administrator shall have access to the assets of the Portfolio.

(b) Nothing in this Section 14 shall prohibit any officer, employee or agent of the Company, or any officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Company or of the Administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Portfolio prohibited by paragraph (a) of this Section 14.

(c) The Custodian represents that it maintains a system that is reasonably designed to prevent unauthorized persons from having access to the assets that it holds (by any means) for its customers.

15.  Concerning the Custodian.
     ------------------------

(a) Scope of Services. The Custodian shall be obligated to perform only such services as are set forth in this Agreement or expressly contained in a Certificate, Written Instructions or Oral Instructions given to the Custodian which are not contrary to the provisions of this Agreement.

(b) Standard of Care.
    ----------------

     1. The Custodian will use reasonable care with respect to its obligations under this Agreement and the safekeeping of property of the Portfolio. The Custodian shall be liable to, and shall indemnify and hold harmless the Company from and against any loss which shall occur as the result of the failure of the Custodian or a Sub-Custodian (other than a foreign securities depository or clearing agency) to exercise reasonable care with respect to their respective obligations under this Agreement and the safekeeping of such property. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care in connection with the safekeeping of Portfolio property shall be made in light of the standards applicable to a professional asset custodian acting without negligence. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care in connection with their other obligations under this Agreement shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodial services are performed. In the event of any loss to the Company by reason of the failure of the Custodian or a Sub-Custodian (other than a foreign securities depository or clearing agency) to exercise reasonable care, the Custodian shall be liable to the Company only to the extent of all of the Company's direct damages and expenses incurred or borne on account of such loss, which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss.

     2. Subject to the provisions of paragraph (b)(1) above, the Custodian will not be responsible for any act, omission, default or for the solvency of any foreign securities depository or clearing agency approved by the Company or a Delegate of the Company.

     3. The Custodian will not be responsible for any act, omission, default or for the solvency of any broker or agent (not referred to in paragraph
     (b)(2) above) which it or a Sub-Custodian appoints and uses unless such appointment and use is made or done negligently or in bad faith. In the event such an appointment and use is made or done negligently or in bad faith, the Custodian shall be liable to the Company only for direct damages and expenses (determined in the manner described in paragraph (b)(1) above) resulting from such appointment and use and, in the case of any loss due to an act, omission or default of such agent or broker, only to the extent that such loss occurs as a result of the failure of the agent or broker to exercise reasonable care ("reasonable care" for this purpose to be determined in light of the prevailing standards applicable to agents or brokers, as appropriate, in the jurisdiction where services are performed).

     4. The Custodian shall be entitled to rely, and may act upon the advice of counsel (who may be counsel for the Company) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

     5. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two officers of the Company. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Company agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Company agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Company. The Company agrees that the Custodian shall incur no liability to the Company in (i) acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person or (ii) deciding not to act solely upon Oral Instructions, provided that the Custodian shall be required to contact the giver of such Oral Instructions and request written confirmation immediately following any such decision not to act.

     6. The Custodian shall supply the Administrator with such daily information regarding the cash and securities positions and activity of the Portfolio as the Custodian and the Administrator shall from time to time agree. It is understood that such information will not be audited by Custodian and Custodian represents that such information will be the best information then available to the Custodian. The Custodian shall have no responsibility whatsoever for the pricing of Portfolio Securities or for the failure of the Administrator to reconcile differences between the information supplied by the Custodian and information obtained by the Administrator from other sources, including but not limited to pricing vendors and the Company's investment adviser. Subject to the foregoing, to the extent that any miscalculation by the Administrator of the Portfolio's net asset value is attributable to the willful misfeasance, bad faith or negligence of the Custodian (including any Sub-Custodian other than a foreign securities depository or clearing agency) in supplying or omitting to supply the Administrator with information as aforesaid, the Custodian shall be liable to the Company for any resulting loss (subject to such de minimus rule of change in value as the Board of Trustees may from time to time adopt).

(c) Limit of Duties.
    ---------------
Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

     1. The validity of the issue of any Securities purchased by the Portfolio, the legality of the purchase thereof, or the propriety of the amount specified by the Company for payment therefor;

     2. The legality of the sale of any Securities by the Portfolio or the propriety of the amount of consideration for which the same are sold;

     3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

     4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

     5. The legality of the declaration or payment of any distribution of the Portfolio;

     6. The legality of any borrowing.

(d) The Custodian need not maintain any insurance for the exclusive benefit of the Company, but hereby warrants that as of the date of this Agreement it is maintaining a bankers Blanket Bond and hereby agrees to notify the Company in the event that such bond is canceled or otherwise lapses.

(e) Consistent with and without limiting the language contained in Section 15(b), it is specifically acknowledged that the Custodian shall have no duty or responsibility to:

          1. Question Written Instructions or Oral Instructions or make any suggestions to the Company or an Authorized Person regarding such Instructions;

          2. Supervise or make recommendations with respect to investments or the retention of Securities;

          3. Subject to Section 15(b)(3) hereof, evaluate or report to the Company or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

          4.   Review or reconcile trade confirmations received from brokers.

(f) Amounts Due For Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Portfolio from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

(g)No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Company and specifically allocated to the Portfolio are such as may properly be held by the Company under the provisions of the Declaration of Trust and the Prospectus.

(h)Indemnification.  The  Company  agrees to  indemnify  and hold the  Custodian
harmless  from  all  loss,  cost,  taxes,  charges,  assessments,   claims,  and
liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and the 1940 Act and state or foreign securities laws) and expenses (including reasonable attorneys fees and disbursements) arising directly or indirectly from any action taken or omitted by the Custodian (i) at the request or on the direction of or in reliance on the advice of the Company or in reasonable reliance upon the Prospectus or (ii) upon a Certificate or Oral or Written Instructions; provided, that the aforegoing indemnity shall not apply to any loss, cost, tax, charge, assessment, claim, liability or expense to the extent the same is attributable to the Custodian's or any Sub-Custodian's (other than a foreign securities depository or clearing agency) negligence, willful misconduct, bad faith or reckless disregard of duties and obligations under this Agreement or any other agreement relating to the custody of Company property.

(i) The Company, on behalf of the Portfolio, agrees to hold the Custodian harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges on the Portfolio.

(j) Without limiting the foregoing, the Custodian shall not be liable for any loss which results from:

               1.   the general risk of investing, or

               2. subject to Section 15(b) hereof, investing or holding property in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of property held pursuant to this Agreement.

(k) No party shall be liable to the other for any loss due to forces beyond their control including but not limited to strikes or work stoppages (other than strikes or work stoppages of the Custodian), acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

(1) Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Company and by the appropriate employees of the Securities and Exchange Commission.

(m) Accounting Control Reports. The Custodian shall provide the Company with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, each Depository, and each Sub-Custodian and with an annual report on its own systems of internal accounting control.

16.  Term and Termination.
     --------------------

     (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

     (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which, in case the Company is the terminating party, shall be not less than 60 days after the date of receipt of such notice or, in case the Custodian is the terminating party, shall be not less than 90 days after the date of receipt of such notice. In the event such notice is given by the Company, it shall be accompanied by a certified vote of the Board of Trustees, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

     In the event such notice is given by the Custodian, the Company shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Trustees, designating a successor custodian or custodians. In the absence of such designation by the Company, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Company fails to designate a successor custodian, the Company shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Company) and monies then owned by the Portfolio, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Company.

     (c) Upon the date set  forth in such  notice  under  paragraph  (b) of this
     Section 16, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian and specifically allocated to the Portfolio, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to the Portfolio.

17.  Limitation of Liability.
     -----------------------
     The Company and the Custodian agree that the obligations of the Company under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company individually, but are binding only upon the assets and property of the Portfolio, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Board of Trustees of the Company, and signed by an authorized officer of the Company, acting as such, and neither such authorization by the Board of Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Company individually or to impose any liability on any of them or any shareholder of the Company personally, but shall bind only the assets and property of the Portfolio as provided in the Declaration of Trust.

18.  Miscellaneous.
     -------------

     (a) Annexed hereto as Schedule A is a certification signed by two of the present officers of the Company setting forth the names and the signatures of the present Authorized Persons. The Company agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

     (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at its address stated on the first page hereof or at such other place as the Custodian may from time to time designate in writing.

     (c)Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Company, shall be sufficiently given if addressed to the Company and mailed or delivered to it at its offices at its address shown on the first page hereof or at such other place as the Company may from time to time designate in writing.

     (d)This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized and approved by a vote of the Board of Trustees, including a majority of the members of the Board of Trustees who are not "interested persons" of the Company (as defined in the 1940 Act), or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

     (e)This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian, or by the Custodian without the written consent of the Company authorized or approved by a vote of the Board of Trustees, and any attempted assignment without such written consent shall be null and void.

     (f) This Agreement shall be construed in accordance with the laws of the State of Illinois.

     (g) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                                    WILLIAMSBURG INVESTMENT TRUST

                                    By: /s/ John T. Bruce
                                        ---------------------------------------
                                    Name:  John T. Bruce
                                    Title: Chairman

                                    THE NORTHERN TRUST COMPANY

                                    By: /s/ Maria G. Medina
                                        ---------------------------------------
                                    Name:  Maria G. Medina
                                    Title: Second Vice President

                                   SCHEDULE A

                               AUTHORIZED PERSONS

            Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Jamestown International Equity Custody Account.


                       Name                                   Signature
            ----------------------                      -----------------------

            Robert H. Leshner                           /s/ Robert H. Leshner
                                                        -----------------------

            Robert G. Dorsey                            /s/ Robert G. Dorsey
                                                        -----------------------

            John F. Splain                              /s/ John F. Splain
                                                        -----------------------

            Mark J. Seger                               /s/ Mark J. Seger
                                                        -----------------------

            M. Kathleen Leugers                         /s/ M. Kathleen Leugers
                                                        -----------------------

            Maryellen Peretzky                          /s/ Maryellen Peretzky
                                                        -----------------------

            Gary H. Goldschmidt                         /s/ Gary H. Goldschmidt
                                                        -----------------------

            Terrie Wiedenheft                           /s/ Terrie Wiedenheft
                                                        -----------------------

            Theresa M. Samocki                          /s/ Theresa M. Samocki
                                                        -----------------------

                                   SCHEDULE B

A Global Custody Fee PROPOSAL for

                                           LOWE, BROCKENBROUGH & TATTERSALL's
                                           JAMESTOWN FUND FAMILY

                                           o International Equity Fund

ASSUMPTIONS USED:

o   Initial market value of $35 - 40 million -- roughly EAFE weighted
o   No more than 100 security holdings
o   100% per annum security turnover (200)
o   1 portfolio
o   Daily on-line interface with Fund Accountant and Transfer Agent
o   Approximately 5% excess cash invested with Northern
o   Utilization of our on-line inquiry system for all parties involved
o   Some portion of foreign exchange volume transacted through Northern

SERVICES PROVIDED:

o        Safekeeping of securities
o        Settlement of trades
o        Foreign exchange services
o        Investment  and  management  of excess cash  balances
o        Interest and dividend collection  and payable  date  crediting
o        Tax  withholding  and  reclamation
o        Corporate action and proxy handling
o Relationship servicing to the client, the Fund Accountant/Administrator and Transfer Agent
o        Daily on-line reporting to all parties
o        Monthly fund level reporting

CUSTODY FEE PROPOSAL:

    Account-based charges:

        $5,000 per portfolio/account per annum (1 x $5,000 = $5,000)

    Asset-based charges:

        U.S. Assets

           4.0 Basis points on the first $50 million in market value 2.0 Basis points on over $50 million in market value

        Non-U.S. Assets

           9.0 Basis points on the first $50 million in market value ($35 mm x .0009 = $31,500)

        Emerging Markets Assets

          35.0 Basis points on the first $50 million in market value 25.0 Basis points on over $50 million in market value

    Transaction-based charges (per purchase/sale):

        U.S.

          Securities                                                  $10 per

          Wire Transfers (incoming/outgoing)                          $10 per

        Non-U.S. & Emerging Markets

          Securities                                                  $15 per

          Non-Northern foreign exchange contracts                     $50 per
          (200 x $15 = $3,000)

          We do not impose additional charges for facsimile, telex, income collection, tax reclamation, administration, or other "miscellaneous" activities. Costs attributable, but not limited, to settlement in specific markets, such as stamp duty, security re-registration charges and subcustodian delivery/receipt charges will be passed through at cost as and where applicable.


          Total Estimated Annual Fee = $39,500
                                       -------

          A $40,000 minimum annual fee applies.

DESKTOP SERVICES:

     Full access to Northern Trust's on-line customized reporting system, PASSPORT, will be made available free of charge. A one-time charge of $5,000 per personal computer LAN applies for licensing, installation and training of the PASSPORT software.

MATERIAL CHANGES:

     The fees quoted above are offered contingent upon the information provided and assume that actual experience will not be materially different from projected activity. "Material" changes, for the purposes of this provision, will be changes in excess of 10% from the account, holdings and transaction assumptions used.

REFERENCE:

     Presently,  the  following  markets  are  defined  as  Emerging  Markets by
     Northern:

     Bangladesh, Botswana, Brazil, Czeck Republic, Chile, Columbia, Cyprus, Ghana, Greece, Hungary, India, Indonesia, Israel, Jordan, Morocco, Namibia, Nigeria, Pakistan, Peru, Philippines, Poland, Portugal, Slovak Republic, South Africa, Uruguay, Venezuela and Zimbabwe.

                                   SCHEDULE I

                  (Countries for which Custodian shall not have
                   responsibility under Section 3 for managing
                          foreign custody arrangements)


                                     Russia
                                    Lithuania
                                     Taiwan
                                     Romania
                                     Croatia

                                SECOND AMENDMENT
                                       TO
                                CUSTODY AGREEMENT


     This instrument dated as of June 1, 2001 is a Second Amendment to that certain Custody Agreement between Williamsburg Investment Trust (the "Company") and The Northern Trust Company (the "Custodian") originally entered into as of April 1, 1996 and amended on December 31, 1997 (the "Custody Agreement").

     WHEREAS, the parties desire to amend the Custody Agreement to take into account amendments to Rule 17f-5 and new Rule 17f-7 under the Investment Company Act of 1940.

     NOW THEREFORE, the parties agree that the Agreement shall be amended as follows:

     1. The  following  definition  shall be added to  Section 1 of the  Custody
Agreement:

     " `Rule 17f-7' shall mean Rule 17f-7 under the 1940 Act."

     "'Foreign Assets' shall mean any investments (including foreign currencies) for which the primary market is outside the United States, and any cash or cash equivalents that are reasonably necessary to effect a Portfolio's transactions in those investments."

     " 'Foreign Securities Depository' shall mean a system that (i) acts as or operates a system for the central handling of Securities or equivalent book-entries in the country where it is incorporated, or a transnational system for the central handling of Securities or equivalent book-entries; (ii) is regulated by a foreign financial regulatory authority as defined by Section 2(a)(50) of the 1940 Act; (iii) holds assets for the custodian that participates in the system under safekeeping conditions no less favorable than the conditions that apply to other participants; (iv) maintains records that identify the assets of each participant and segregate the system's own assets from the assets of participants; (v) provides periodic reports to its participants with respect to safekeeping of assets, including notices of transfers to or from any participant's account; and (vi) is subject to periodic examination by regulatory authorities or independent accountants."

     2. The following  shall replace the  definition  of  "Sub-Custodian"  under
Section 1(q) of the Custody Agreement:

     "'Sub-Custodian'  shall mean and include  (i) any branch of the  Custodian,
     (ii) any  branch of a "U.S.  Bank" as the term is defined in Rule 17f-5 and
     (iii) any `Eligible Foreign Custodian,' as that term is defined in Rule 17f-5, having a written contract with the Custodian which the Company or a Delegate of the Company has determined will provide reasonable care for Foreign Assets based upon the standards specified in Section 3A(b) of this Agreement. For the avoidance of doubt, the term `Sub-Custodian' shall not include any central securities depository or clearing agency."

     3. The following shall replace Sections 3, and 4 of the Custody Agreement:

               "3.     Appointment and Removal of Sub-Custodians.
                       -----------------------------------------

     (a) The Custodian may appoint one or more Sub-Custodians to act as sub-custodian or sub-custodians of Securities and moneys at any time held in any Portfolio, upon the terms and conditions specified in this Agreement. The Custodian shall oversee the maintenance by any Sub-Custodian of any Securities or moneys of any Portfolio.

     (b) The contract between the Custodian and each Sub-Custodian described in clause (iii) of Section 1(q) and acting hereunder shall contain the provisions set forth in paragraph (c)(2)(i) of Rule 17f-5. The contract may contain, in lieu of any or all of the provisions specified in Rule 17f-5(c)(2)(i), such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Foreign Assets of the Portfolio as the specified provisions, in their entirety.

     (c) Prior to the Custodian's use of any Sub-Custodian described in any country listed in Schedule I, the Company or a Delegate of the Company must approve such Sub-Custodian in the manner required by Rule 17f-5 and provide the Custodian with satisfactory evidence of such approval.

     (d) The Custodian shall promptly take such steps as may be required to remove any Sub-Custodian that has ceased to be an "eligible foreign custodian" or has otherwise ceased to meet the requirements under Rule 17f-5. If the Custodian intends to remove any Sub-Custodian previously approved by the Company or a Delegate of the Company pursuant to paragraph 3(c), and the Custodian proposes to replace such Sub-Custodian with a Sub-Custodian that has not yet been approved by the Company or a Delegate of the Company, it will so notify the Company or a Delegate of the Company and provide it with information reasonably necessary to determine such proposed Sub-Custodian's eligibility under Rule 17f-5, including a copy of the proposed agreement with such Sub-Custodian. The Company shall at the meeting of the Board of Trustees next following receipt of such notice and information, or a Delegate of the Company shall promptly after receipt of such notice and information, determine whether to approve the proposed Sub-Custodian and will promptly thereafter give written notice of the approval or disapproval of the proposed action.

     (e) The Custodian hereby represents to the Company that in its opinion, after due inquiry, the established procedures to be followed by each Sub-Custodian in connection with the safekeeping of property of a Portfolio pursuant to this Agreement afford reasonable care for the safekeeping of such property based on the standards applicable in the relevant market.

     3A. Delegation of Foreign Custody Management.
         ----------------------------------------

     (a) The Company hereby appoints the Custodian as its Foreign Custody Manager with respect to the responsibilities set forth in this Section 3A, in accordance with Rule 17f-5 with respect to foreign custody arrangements for the Company's existing and future Portfolios, except that the Custodian shall not have such responsibility with respect to the custody arrangements in the countries listed on Schedule I, attached hereto, as that Schedule may be amended from time to time by notice to the Company.

     (b) With respect to each arrangement with any Sub-Custodian regarding the Foreign Assets of any Portfolio for which Custodian has responsibility under this Section 3A (a "Foreign Custodian"), the Custodian hereby warrants to the Company that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in performing the delegated responsibilities. Custodian further warrants that:

               (i) the Company's Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including, but not limited to,(i) the Sub-Custodian's practices, procedures and internal controls, including, but not limited to, the physical protections available for certificated Securities (if applicable), method of keeping custodial records, and the security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Foreign Assets;
               (iii) the  Sub-Custodian's  general reputation and standing;  and
               (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, for example, by virtue of the existence of offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States;

               (ii) the written contract with such Foreign Custodian governing the foreign custody arrangements shall comply with the requirements of Rule 17f-5 and will provide reasonable care for the Company's assets;

               (iii) the Custodian shall have an established system to monitor the appropriateness of maintaining Foreign Assets with such Foreign Custodian and to monitor the performance of the contract with such Foreign Custodian;

               (iv) the Custodian shall provide to the Board of Trustees, at least annually, written reports notifying the Board of the placement of the Company's

               Foreign Assets with a particular Foreign Custodian and periodic reports of any material changes to the Company's foreign custody arrangements; and

               (v) the Custodian shall withdraw the Company's assets from any Foreign Custodian as soon as reasonably practicable, if the foreign custody arrangement no longer meets the requirements of this Agreement or Rule 17f-5, and shall notify the Board of Trustees under the reporting requirements in clause (iv) of this
               Section 3A(b).

4.   Use   of    Sub-Custodians    and    Foreign    Securities    Depositories.
     --------------------------------------------------------------------------

With respect to property of a Portfolio which is maintained by the Custodian in the custody of a Sub-Custodian pursuant to Section 3:

(a) The Custodian will identify on its books as belonging to the particular Portfolio any property held by such Sub-Custodian.

(b) In the event that a Sub-Custodian permits any of the Securities placed in its care to be held in a Foreign Securities Depository, such Sub-Custodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian as a custodian for its customers.

(c) Any Securities held by a Sub-Custodian will be subject only to the instructions of the Custodian or its agents; and any Securities held in an Foreign Securities Depository for the account of a Sub-Custodian will be subject only to the instructions of such Sub-Custodian.

(d) The Custodian will only deposit property of a Portfolio in an account with a Sub-Custodian which includes exclusively the assets held by the Custodian for its customers, and will cause such account to be designated by such Sub-Custodian as a special custody account for the exclusive benefit of customers of the Custodian.

(e) Before any Securities are placed in a Foreign Securities Depository, the Custodian shall provide the Board of Trustees with an analysis of the custody risks associated with maintaining assets with the Foreign Securities Depository.

(f) The Custodian shall continue to monitor the custody risks associated with maintaining the Securities with a Foreign Securities Depository and shall promptly notify the Board of Trustees of any material changes in said risks."

5.   The following shall  replace Sections 15(b)(1) and  15(b)(2) of the Custody
Agreement:

               "1. The Custodian will use reasonable care, prudence and diligence with respect to its obligations under this Agreement and the safekeeping of property of the Portfolios. The Custodian shall be liable to, and shall indemnify and hold harmless the Company from and against any loss which shall occur as the result of the failure of the Custodian or a Sub-Custodian to exercise reasonable care, prudence and diligence with respect to their respective obligations under this Agreement and the safekeeping of such property. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care in connection with the safekeeping of Portfolio property shall be made in light of the standards applicable to a professional asset custodian acting without negligence. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care, prudence and diligence in connection with their other obligations under this Agreement shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodial services are performed. In the event of any loss to the Company by reason of the failure of the Custodian or a Sub-Custodian to exercise reasonable care, prudence and diligence, the Custodian shall be liable to the Company only to the extent of the Company's direct damages and expenses, which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss.

               2. Subject to the provisions of paragraph (b)(1) above, the Custodian will not be responsible for any act, omission, or default of, or for the solvency of, any central securities depository or clearing agency."

6.  The following shall replace Section 15(h):

     "(h) Indemnification. The Company agrees to indemnify and hold the Custodian harmless from all loss, cost, taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and the 1940 Act and state or foreign securities laws) and expenses (including reasonable attorneys fees and disbursements) arising directly or indirectly from any action taken or omitted by the Custodian (i) at the request or on the direction of or in reliance on the advice of the Company or in reasonable reliance upon the Prospectus or (ii) upon an Instruction; provided, that the foregoing indemnity shall not apply to any loss, cost, tax, charge, assessment, claim, liability or expense to the extent the same is attributable to the Custodian's or any Sub-Custodian's negligence, willful misconduct, bad faith or reckless disregard of duties and obligations under this Agreement or any other agreement relating to the custody of Company property."

In all other respects the Custody Agreement shall remain in full force and effect as originally written.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment, intending it to be effective as of the date written above.

WILLIAMSBURG INVESTMENT TRUST

By:    /s/ John T. Bruce
     ______________________________________
Name:  John T. Bruce
     ______________________________________

Title: Chairman
     ______________________________________


THE NORTHERN TRUST COMPANY

By:    /s/ Maria G. Medina
     ______________________________________
Name:  Maria G. Medina
     ______________________________________

Title: Second Vice President
     ______________________________________